Exhibit 99.1

Company Contact: Kirk Patterson CFO & SVP Staktek Holdings, Inc. (512) 454-9531	Investor Contact: Beverly Twing Shelton - Investor Relations For Staktek Holdings (972) 385-0286	Media Contacts: Katie Oliver Shelton - Public Relations For Staktek Holdings (972) 239-5119 x128

Staktek to Acquire Southland Micro Systems

Acquisition to Expand Distribution Channels and Offer Greater Access to Staktek Technologies

Staktek Hosts Conference Call Today at 2:30 p.m. Eastern Time

AUSTIN, Texas – August 21, 2007 - Staktek Holdings, Inc. [NASDAQ: STAK], a market-leading provider of intellectual property (IP) and services for next-generation module technologies, today announced it has signed a definitive agreement to acquire Southland Micro Systems, a leading provider of memory products and services. With this acquisition, Staktek will seek to increase the opportunity to deploy its IP to top-tier server OEMs and data center end customers.

As consideration for the transaction, the definitive agreement provides that Staktek will pay stockholders of Southland approximately $18 million in cash at closing and will assume approximately $5 million in debt. In addition, during the two-year period following closing, Southland stockholders will be entitled to receive additional consideration of $7 million in cash or shares of Staktek common stock, should certain financial growth goals be achieved. The acquisition is expected to be completed within 30 days of the date of signing.

“Southland Micro Systems will be a strong complement to our existing business. Southland’s key OEM relationships will support Staktek’s vision to become a leading supplier of IP solutions for high-performance and power-efficient servers and data centers,” said Wayne R. Lieberman, CEO and president of Staktek. “Our customers will gain greater selection of optimized high-density, high-performance and thermally enhanced module solutions, greater inventory flexibility and increased availability of Staktek IP from multiple sources.”

Lieberman continued, “This acquisition will bring enhanced scale and operational efficiencies in distribution, engineering and manufacturing. We believe it will be a vehicle to enable higher revenues and profits. The increased technology content in major OEM server products will also enhance our ability to expand into other Enterprise Server sub-system markets.”

John Meehan, CEO of Southland Micro Systems, stated, “These two companies share a common culture of innovation and vision. Our customers will receive an expanded portfolio of quality products and services from the stronger combined technical talents of the larger company. This is an exciting time and a ‘win’ for our customers.”

Southland Micro Systems has a design, manufacturing and customer support center in Irvine, California and employs approximately 80 people. Following closing, John Meehan will serve in the capacity of Executive Vice President.

Conference Call

Staktek management will host a conference call with investors today, August 21, 2007, at 1:30 p.m. Central time (2:30 p.m. Eastern time) to discuss the pending acquisition. Investors and other interested parties may access the call by dialing 888-396-2386 in the U.S. (617-847-8712 outside of the U.S.), with the confirmation code 67119730, at least 10 minutes prior to the start of the call. In addition, an audio web cast will be available through the Staktek web site at http://www.staktek.com. A replay will be available for 48 hours following the call at 888-286-8010 in the U.S. (1-617-801-6888 outside of the U.S.), confirmation code 59976451.

About Staktek:

Staktek is a market-leading provider of intellectual property and services for next-generation module technologies for high-speed, high-capacity systems. Staktek’s TSOP and BGA memory stacking solutions increase operational performance by doubling, tripling or quadrupling the amount of memory in the same physical footprint as required by standard packaging technologies. Staktek’s ArctiCore™ is a module technology using a double-sided, multi-layer flexible circuit folded around an aluminum core and is designed for superior thermal, mechanical and electrical performance. With an IP portfolio of more than 200 patents and patent applications pending, the company offers flexibility for customers, including outsourced manufacturing, technology licensing and custom engineering. Headquartered in Austin, Texas, Staktek operates an ISO-certified manufacturing facility in Reynosa, Mexico. For more information, go to http://www.staktek.com.

About Southland:

Southland Micro Systems has been engineering and manufacturing computer memory solutions since 1987. Providing high-quality products and extensive customized services have established the company as a solid supplier to large and mid-size technology companies globally. Southland combines its core competencies of engineering, design, test, manufacturing and supply chain management to consistently exceed customer requirements. The company stays focused on understanding each customer’s total user experience, and maximizing the application of systems and technology. With over 20 years of supporting the fast-paced technology community, Southland continues enabling its customers to achieve memory density and performance goals that standard products cannot deliver. Customers represent the industry leaders in the server, networking, telecommunications and high-performance computing markets. Southland Micro System’s headquarters and manufacturing facility is located in Irvine, California, with sales offices in San Jose, California and Boise, Idaho. For more company and product information, please visit http://www.southlandmicro.com.

Safe Harbor Statement

This press release contains forward-looking statements. These statements are generally accompanied by words such as “expect,” “anticipate,” “believe,” “estimate,” and similar expressions. The statements include that Southland’s OEM relationships will support our vision to be a leading supplier of IP solutions for high-performance and power-efficient servers and data centers; that our customers will gain a greater selection, inventory flexibility and early IP availability; the acquisition bringing enhanced scale and operational efficiencies in distribution, engineering and manufacturing, our belief that the acquisition will be a vehicle to enable higher revenues and profits; the integration of our common cultures; and the “win” for Southland customers. Our forward-looking statements are based on our current expectations, estimates and assumptions and are subject to many risks, uncertainties and unknown future events that could cause actual results to differ materially. Risks and uncertainties that may cause future results to differ include, but are not limited to, our potential inability to successfully integrate the two companies and achieve synergies, the absence of long-term customer arrangements in Staktek and Southland and the commensurate risk that customers elect not to do business with the combined companies, the risk of any potential litigation resulting from the transaction and the cost and other consequences associated therewith, transitions in the technologies utilized by OEMs and others (including but not limited to increased use of dual-die and planar solutions and a continuing shift from DDR-1 to DDR-2) and the resulting impact on our business; reduced DRAM pricing and less demand for our products, due to a DRAM oversupply in certain instances; having significant customer concentration and the impact on our operating results of a material decline in orders from any customer or of a consolidation of our customers; the risk that a competitor or significant customer develops or adopts an alternative solution or competing product; the risk that demand for our solutions is lower than expected; the risk that our average selling prices decline during the period more than we expect because of competitive pressures, substituted products or overall reduced demand for systems that incorporate our technologies; the risks associated with expanding into new markets without past experience in those markets and to releasing new products generally; the risk that our new technologies, such as our High Performance II, NAND Flash-memory stacking technologies, FlashStak X-2, ArctiCore™ and MobileStak™ solutions, are not completed, tested or accepted in a timely fashion; the risk that we are unable to protect our intellectual property rights; the risk that we are unable to productize or monetize the intellectual property that we develop; the risk that we will be unable to enter into additional license agreements to license our technologies; the risks associated with intellectual property litigation or other litigation; the risk that our customers or we are unable to obtain adequate memory or other materials; the risk that we incur problems in our manufacturing processes or facilities or that we are unable to maintain or improve our manufacturing capacity and turnaround times; risks related to qualifying our current or future products in our customers’ future products; risks related to increasing our royalty-based revenue; risks associated with competing with larger companies and companies with market share where we are targeting expansion; risks related to product liability claims in the event our services and technologies are used in defective products or include defective parts; risks associated with failing to achieve standardization of certain of our products (such as ArctiCore) from JEDEC; risks associated with acquiring other businesses or technologies in the future; and the risks associated with our dependence on a few key personnel to manage our business effectively.

For a discussion of these and other factors that could impact our financial results and cause actual results to differ materially from those in the forward-looking statements, please refer to our recent filings with the Securities and Exchange Commission, and in particular, our Form 10-K filed on March 8, 2007. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

###

Staktek is a trademark of Staktek Group LP, and Southland Micro Systems is a trademark of Southland Micro Systems, Inc.